UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WESTERN ASSET INFLATION-LINKED INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

URGENT – ACTION REQUESTED

WESTERN ASSET INFLATION-LINKED INCOME FUND (WIA)

Dear Shareholder:

According to our records, you have not voted on an important proposal at this year’s Annual Meeting.

Unless a sufficient number of shareholders vote by May 22, 2024, at 10:00 am, the Fund will not be able to implement the proposal without adjourning the shareholder meeting to a later date, and possibly incurring additional proxy solicitation costs.

It’s extremely important that you participate in the management of your investment by voting.

THE FUND’S BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

YOUR VOTE IS CRITICAL. PLEASE VOTE NOW BEFORE TIME RUNS OUT.

Please vote using one of the following options:

1)  VOTE ONLINE

Log on to the website shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2)  VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3)  VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Proxy Statement we sent you contains important information regarding the proposal that you are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully

Thank you for your prompt attention to this matter.